Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEWLINK GENETICS CORPORATION

NewLink Genetics Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

A.
The name of the Corporation is NewLink Genetics Corporation. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 4, 1999, and such Certificate of Incorporation was restated on November 16, 2011 and further amended on May 10, 2013.

B.
This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) amends the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 16, 2011, as amended on May 10, 2013 (as amended, the “Prior Certificate”), and has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

C.
At 4:03 p.m. Eastern Time on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, Article I of the Prior Certificate is hereby amended and restated to read in its entirety as follows:

“ARTICLE I

“The name of the corporation is Lumos Pharma, Inc. (the “Company”).”

D.
The Certificate of Amendment of the Prior Certificate so adopted reads in full as set forth above and is hereby incorporated by reference. All other provisions of the Prior Certificate remain in full force and effect.

IN WITNESS WHEREOF, NewLink Genetics Corporation has caused this Certificate of Amendment to be signed by Bradley J. Powers, a duly authorized officer of the Corporation, on March 18, 2020.

NEWLINK GENETICS CORPORATION

By:	/s/ Bradley J. Powers
Name:	Bradley J. Powers
Title:	General Counsel

 [Signature Page to Amendment to Certificate of Incorporation (Name Change)]